Exhibit 10.20

Confidential

agilon health, inc.

Employee Stock Option Agreement

(Base and Upside Options)

This Employee Stock Option Agreement, dated as of                  , 202    , between agilon health, inc., a Delaware corporation, and the Employee whose name appears on the signature page hereof, is being entered into pursuant to, and is subject to the terms of, the Amended and Restated agilon health, inc. Stock Incentive Plan. The meaning of capitalized terms may be found in Section 7.

The Company and the Employee hereby agree as follows:

Section 1.     Grant of Options

(a)    Confirmation of Grant. The Company hereby evidences and confirms its grant to the Employee of (x) Options to purchase a number of shares of Common Stock that are designated as “Base Options” on the signature page hereof (the “Base Options”) and (y) Options to purchase a number of shares of Common Stock that are designated as “Upside Options” on the signature page hereof (the “Upside Options”). The Options are not intended to be incentive stock options under the Code. This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan. In consideration of the receipt of the Options granted pursuant to this Agreement, the Employee agrees to be bound by the covenants set forth in Exhibit A to this Agreement; it being understood that the Employee shall be required to comply with such restrictive covenants, to the extent permitted by applicable law, even if the Employee has vested in, exercised, or forfeited all of the Options, or sold the shares underlying the Options.

(b)    Option Price. Each share covered by a Base Option or Upside Option shall have the Option Price specified on the signature page hereof for Base Options and Upside Options, respectively.

Section 2.    Vesting and Exercisability

(a)    Vesting.

(i)    Base Options. Except as otherwise provided in Section 2(b) or 6(a), the Base Options shall become vested in four equal annual installments on each of the first, second, third and fourth anniversaries of the Vesting Commencement Date, subject to the continuous employment of the Employee with the Company from the Vesting Commencement Date until the applicable vesting date.

(ii)    Upside Options. Except as otherwise provided in Section 2(b) or 6(a), the Upside Options shall become vested and exercisable, (x) in four equal annual installments on each of the first, second, third and fourth anniversaries of the Vesting Commencement Date but only if (y) as of such date or a later date prior to termination of the Upside Options, the Investors have earned an Investor Return of at least three times (3x) on all of their Aggregate Initial Investment, subject to the continuous employment of the Employee with the Company from the Vesting Commencement Date through such date.

(b)    Discretionary Acceleration. The Board, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.

(c)    Exercise. Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 3. Options may only be exercised with respect to whole shares of Common Stock and must be exercised in accordance with Section 4.

(d)    No Other Accelerated Vesting; No Other Entitlements. The vesting and exercisability provisions set forth in this Section 2 or in Section 6 or expressly set forth in the Plan, shall be the exclusive vesting and exercisability provisions applicable to the Options and shall supersede any other provisions relating to vesting and exercisability, unless such other such provision expressly refers to the Plan by name and this Agreement by name and date. As a condition to the grant of these Options, the Employee acknowledges and agrees that these Options (together with any other previously awarded Options evidenced by an Option Agreement executed by the Company) are in full and final satisfaction of any and all entitlements to equity awards from the Company or any of its Subsidiaries that the Employee now has or prior to the date hereof has ever had (including under any prior commitment or grant by the Company or any of its Subsidiaries), and, to give full effect to this Agreement, the Employee hereby releases any and all right, claim or action that the Employee may have or have ever had as to any such equity compensation.

Section 3.    Termination of Options

(a)    Normal Termination Date. Unless earlier terminated pursuant to Section 3(b) or Section 6, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.

(b)    Early Termination. If the Employee’s employment with the Company terminates for any reason, any Options held by the

Employee that have not vested before the effective date of such termination of employment shall terminate immediately upon such termination of employment and, if the Employee’s employment is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination. All vested Options held by the Employee following the effective date of a termination of employment shall remain exercisable until the first to occur of (i) the 90th day following the effective date of the Employee’s termination of employment (or the 180th day in the case of a Special Termination or Retirement), (ii) the Normal Termination Date or (iii) the cancellation of the Options pursuant to Section 6, and if not exercised within such period the Options shall automatically terminate upon the expiration of such period.

Section 4.    Manner of Exercise

(a)    General. Subject to such reasonable administrative regulations as the Board may adopt from time to time, the Employee may exercise vested Options by giving at least 15 business days prior written notice to the Secretary of the Company specifying the proposed date on which the Employee desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”); provided that following a Public Offering notice may be given within such lesser period as the Board may permit. The Exercise Shares shall be subject to the Subscription Agreement to which the Employee is then a party, or if the Employee is not then a party to a Subscription Agreement, as otherwise provided to the Employee in the form then customarily used by the Company. Unless otherwise determined by the Board, and subject to such other terms, representations and warranties as may be provided for in the Subscription Agreement, (i) on or before the Exercise Date the Employee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent). The Company may require the Employee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise, (ii) to determine whether registration is then required under the Securities Act or other applicable law or (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other applicable law.

(b)    Restrictions on Exercise. Notwithstanding any other

provision of this Agreement, the Options may not be exercised in whole or in part, and no certificates representing Exercise Shares shall be delivered, (i) unless (A) all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, and (C) all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied or (ii) if such exercise would result in a violation of the terms or provisions of or a default or an event of default under, any of the Financing Agreements. The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (i) (A) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence.

Section 5.    Employee’s Representations; Investment Intention. The Employee represents, warrants and covenants as follows:

(a)    (i) the Employee has carefully reviewed the information and materials furnished to the Employee in connection with the offer of the Options pursuant to this Agreement, (ii) the Employee has had an adequate opportunity to consider whether or not to accept the grant of Options offered to the Employee and agree to the covenants set forth in Exhibit A hereto, (iii) the Employee understands the terms and conditions that apply to the Options (including the Employee’s agreement of the covenants set forth in Exhibit A hereto) and the risks associated with an investment in the Options and (iv) the Employee has a good understanding of the English language;

(b)    the Employee is accepting the Options (and agreeing to the covenants set forth in Exhibit A hereto) voluntarily, and, if applicable, the Options satisfy any obligation of the Company or its Affiliates to sell or grant equity in the Company or its Affiliates to the Employee;

(c)    the Employee shall be required to comply with the restrictive covenants set forth in Exhibit A hereto, to the extent permitted by applicable law, even if the Employee has vested in, exercised, or forfeited all of the Options, or sold the shares underlying the Options;

(d)    the Employee can afford to suffer the complete loss of the Options;

(e)    the Options have been, and any Exercise Shares will be, acquired by the Employee solely for the Employee’s own account for investment and not with a view to or for sale in connection with any distribution thereof; and

(f)     the Employee represents and warrants that the Employee understands that none of the Exercise Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of unless the provisions of the Subscription Agreement shall have been complied with or have expired in accordance with their terms.

Section 6.    Change in Control

(a)    Vesting. In the event of a Change in Control, all then-outstanding Base Options shall immediately become fully vested.

(b)    Election to Exercise. The Company will notify the Employee in writing of a Change in Control at least ten business days prior to the closing date of the Change in Control. At the Employee’s written election to the Company no later than three business days prior to the closing date of the Change in Control, all or any portion of the outstanding Base Options and, to the extent they will become vested in the Change in Control, Upside Options may be exercised by the Employee, and, if exercised, such Options will terminate immediately prior to the Change in Control and the Employee will receive the Change in Control Price for any Exercise Shares acquired upon exercise of such Options and if the Change in Control Price is solely cash, then this payment will likewise be solely in cash. In connection with any exercise under this Section 6(b), (i) the Employee will have the ability to request that a number of shares be withheld from such exercise to satisfy the payment of the Exercise Price of such exercised Options and (ii) no later than the closing date of the Change in Control, the Employee will pay to the Company in cash (or, at the Employee’s written request, have withheld from any cash paid to the Employee in respect of such Exercise Shares in the Change in Control) any required withholding taxes or other similar taxes, charges or fees associated with such exercise of the Options.

(c)    Cancellation. Except for any Options exercised under Section 6(b) and as otherwise provided in Section 6(d), all (x) Base Options outstanding at the Change in Control and (y) Upside Options, if any, that become vested in the Change in Control pursuant to Section 2(a)(ii) or Section 2(b), shall be canceled in exchange for a payment (determined in accordance with the Plan) having a value equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of shares covered by all such Options immediately prior to the Change in Control over (ii) the aggregate Option Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control (or, if applicable, on such later dates in conformity with the payment of the proceeds payable to the holders of Common Stock (as permitted under Section 409A of the Code)). If the Change in Control Price is solely cash, then the payment described in the preceding sentence will likewise be paid solely in cash. Except as otherwise provided in Section 6(d), if at the time of the Change in Control the Board reasonably determines in good faith that any Upside Options will not vest after giving effect to the Change in Control pursuant to Section 2(a)(ii), such Upside Options shall be cancelled upon the Change in Control without payment of consideration therefor.

(d)    Alternative Award. Notwithstanding Section 6(c), no cancellation, termination, or other payment shall occur with respect to any Option outstanding at the time of the Change in Control if the Board reasonably determines prior to the Change in Control that the Employee shall receive an Alternative Award to the extent permitted under, and meeting the requirements of, the Plan; provided that Section 8.2(b) of the Plan shall not apply to Upside Options. Any Alternative Award granted in respect of Base Options or vested Upside Options will be fully vested at the time it is awarded to the Employee.

(e)    Limitation of Benefits. If, whether as a result of accelerated vesting, the grant of an Alternative Award or otherwise, the Employee would receive any payment, deemed payment or other benefit as a result of the operation of Section 6 that, together with any other payment, deemed payment or other benefit the Employee may receive under any other plan, program, policy or arrangement, would constitute an “excess parachute payment” under section 280G of the Code, then, notwithstanding anything in this Section 6 to the contrary, the payments, deemed payments or other benefits the Employee would otherwise receive under this Section 6 shall be reduced to the extent necessary to eliminate any such excess parachute payment and the Employee shall have no further rights or claims with respect thereto. If the preceding sentence would result in a reduction of the payments, deemed payments or other benefits the Employee would otherwise receive in more than an immaterial amount, the Company will (1) submit payment of the reduced payments to the Company’s shareholders for approval in the manner provided for in Section 280G(b)(5) of the Code and the regulations thereunder with respect to such reduced payments or other benefits (if the Company is eligible to do so), so that such payments would not be treated as “parachute payments” for these purposes (and therefore would cease to be subject to reduction pursuant to this Section 6(e)) and (2) use its commercially reasonable efforts to obtain such approval.

Section 7.    Certain Definitions. As used in this Agreement and Exhibit A hereto, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:

“Aggregate Initial Investment” means the total amount paid by the Investors in respect of all shares of Common Stock acquired by the Investors in connection with their acquisition of (i) Primary Provider Management Company, Inc. and certain of its Affiliates, (ii) MDX Hawaii, Inc., and (iii) Cyber-Pro Systems, Inc. (taking into account any adjustment as a result of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise).

“Agreement” means this Employee Stock Option Agreement (including Exhibit A hereto), as amended from time to time in accordance with the terms hereof.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

“Company” means agilon health, inc.; provided that for purposes of determining the status of Employee’s employment with the “Company,” such term shall include the Company and/or any Subsidiaries and any of their respective Affiliates that employ the Employee.

“Employee” means the grantee of the Options, whose name is set forth on the signature page of this Agreement; provided that for purposes of Section 4 and Section 8, following such person’s death “Employee” shall be deemed to include such person’s beneficiary or estate and following such Person’s Disability, “Employee” shall be deemed to include such person’s legal representative.

“Exercise Date” has the meaning given in Section 4(a).

“Exercise Price” has the meaning given in Section 4(a).

“Exercise Shares” has the meaning given in Section 4(a).

“Grant Date” means                  , 2020.

“Investor Return” means, on any date all cash and marketable securities, directly or indirectly, received by the Investors in respect of the Aggregate Initial Investment as proceeds in any sale or other disposition of the shares of Common Stock acquired by the Investors in the Aggregate Initial Investment and any extraordinary cash dividends paid on such shares of Common Stock (excluding, for the avoidance of doubt, any consulting fees paid to, or on behalf of, Clayton, Dubilier & Rice, LLC); provided, however, that any calculations of Investor Return may, in the Board’s discretion, include the value of any illiquid property received by any of the Investors in respect of such shares of Common Stock (e.g., securities of a privately-held corporation) or otherwise will include the cash and marketable securities ultimately received by any of the Investors as proceeds from the sale or other disposition of such illiquid property received in respect of such shares of Common Stock, which for such purposes shall be deemed received on the date such illiquid property is sold.

“Normal Termination Date” has the meaning given in Section 3(a).

“Option” means the right granted to the Employee hereunder in the form of a Base Option or Upside Option to purchase one share of Common Stock for a purchase price equal to the applicable Option Price, subject to the terms of this Agreement and the Plan.

“Option Price” means, with respect to each share of Common Stock covered by an Option (whether a Base Option or Upside Option), the purchase price specified in Section 1(b) for which the Employee may purchase such share of Common Stock upon exercise of such Option.

“Plan” means the agilon health, inc. Stock Incentive Plan, as amended from time to time.

“Vesting Commencement Date” means [                 , 2020][the Grant Date].

Section 8.    Miscellaneous.

(a)    Withholding. The Company or one of its Subsidiaries may require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding and other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options (excluding, where applicable, the employer portion of any employment, social or similar taxes).

(b)    Authorization to Share Personal Data. The Employee authorizes any Affiliate of the Company that employs the Employee or that otherwise has or lawfully obtains personal data relating to the Employee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent necessary or appropriate in connection with this Agreement or the administration of the Plan.

(c)    No Rights as Stockholder; No Voting Rights. The Employee shall have no rights as a stockholder of the Company with respect to any shares covered by the Options until the exercise of the Options and delivery of the shares. Except as provided in Section 3.3 of the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the shares. Any shares delivered in respect of the Options shall be subject to a Subscription Agreement and the Employee shall have no voting rights with respect to such shares until such time as specified in the applicable Subscription Agreement.

(d)    No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(e)    Non-Transferability of Options. The Options may be exercised only by the Employee, or, following the Employee’s death, by his or her designated beneficiary or by his or her estate in the absence of a designated beneficiary. The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or with the Company’s consent.

(f)     Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Employee, as the case may be, at the following addresses or to such other address as the Company or the Employee, as the case may be, shall specify by notice to the other:

(i)    if to the Company, to it at:

agilon health, inc.

One World Trade Center, Suite 2050

Long Beach, CA 90831

Attention: Chief Executive Officer

with copies (which shall not constitute notice) to:

Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, New York 10152

Attention: Ravi Sachdev

Facsimile: (212) 407-5252

Debevoise & Plimpton

919 Third Avenue

New York, NY 10022

Attention: Christopher Anthony, Esq.

Meir Katz, Esq.

Facsimile: (212) 909-6836

(ii)    if to the Employee, to the Employee at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Employee.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(g)    Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors, assigns, beneficiaries, legal representatives or estate any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(h)    Waiver; Amendment.

(i)    Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii)    Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.

(i)     Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.

(j)     Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(k)    Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 8(k).

(l)     Severability. If any provision of this Agreement (including Exhibit A hereto) is held to be invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and the Company and the Employee shall replace the invalid or unenforceable provision by a valid and enforceable provision that has the effect nearest to that of the provision being replaced and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

(m)    Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(n)    Entire Agreement. This Agreement and the agreements referred to herein (including Exhibit A) set forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

(o)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

AGILON HEALTH, INC.

By:
Name:
Title:

THE EMPLOYEE:

Name:

Option Type	Total Number of Shares for the Purchase of Which Options have been Granted	Option Price
Base Options	Shares	$___
Upside Options	Shares	$___

Exhibit A

Restrictive Covenants

Section 1    Confidential Information.

1.1    The Employee agrees that during the Employee’s employment with the Company, and thereafter, the Employee will not disclose confidential or proprietary information, or trade secrets, related to any business of the Company, the Subsidiaries or any of their respective Affiliates, including without limitation, and whether or not such information is specifically designated as confidential or proprietary: all business plans and marketing strategies; information concerning existing and prospective markets, suppliers and customers; financial information; information concerning the development of new products and services; and technical and non-technical data related to software programs, design, specifications, compilations, inventions, improvements, patent applications, studies, research, methods, devices, prototypes, processes, procedures and techniques (collectively, “Confidential Information”). Subject to Section 2 of this Exhibit A, the Employee agrees to hold as Company property all Confidential Information and all books, papers, media and other data and all copies thereof and therefrom, in any way relating to the businesses of the Company, the Subsidiaries or any of their respective Affiliates, whether made or received by the Employee. “Confidential Information” does not include information that is or becomes generally known to the public, other than through the breach of this Exhibit A by the Employee.

1.2    Notwithstanding anything herein to the contrary, this Agreement does not prohibit the Employee from disclosing Confidential Information to the extent required by applicable law, providing truthful testimony or accurate information in connection with any investigation being conducted into the business or operations of the Company by any government agency or other regulator that is responsible for enforcing a law on behalf of the government or otherwise providing information to the appropriate government regulatory agency or body regarding conduct or action undertaken or omitted to be taken by the Company that the Employee reasonably believes is illegal or in material non-compliance with any financial disclosure or other regulatory requirement applicable to the Company. The Employee acknowledges that the Employee hereby has been notified by this writing, in accordance with the Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b), that: (a) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; (b) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (c) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.

1.3    The Employee hereby assigns to the Company any rights the Employee may have or acquire in such Confidential Information and acknowledges that all Confidential Information shall be the sole property of the Company, the Subsidiaries and/or their respective Affiliates or their assigns.

1.4    The Employee’s obligations under this Section 1 are indefinite in term.

Section 2    Return of Company Property. The Employee acknowledges that all tangible items containing any Confidential Information or trade secrets, including, without limitation, memoranda, photographs, records, reports, manuals, drawings, blueprints, prototypes, notes, documents, drawings, specifications, software, media and other materials, including any copies thereof (including electronically-recorded copies), are the exclusive property of the Company and the Subsidiaries, and the Employee shall deliver to the Company all such material in the Employee’s possession or control upon the Company’s request and in any event upon the termination of the Employee’s employment with the Company. The Employee shall also return any keys, equipment, identification or credit cards, or other property belonging to the Company or its Subsidiaries upon termination of the Employee’s employment or the Company’s request.

Section 3    Noncompetition. The Employee hereby covenants and agrees that, during the Employee’s employment with the Company and, to the extent permitted by applicable law, for the one-year period following the date on which the Employee’s employment with the Company terminates for any reason, the Employee shall not, directly or indirectly, as an employee, agent, consultant, partner, joint venture, owner, officer, director, member of any other firm, partnership, corporation or other entity or in any other capacity (other than the Employee’s ownership of not more than 2% of the outstanding equity securities of a publicly-traded company), on the Employee’s own behalf or on behalf of another, be employed by, provide services to, or have any business connection with any other person, corporation, firm, partnership or other entity or organization whatsoever that competes with the business of the Company, its Subsidiaries and Affiliates as then conducted, throughout the United States where any of the Company, its Subsidiaries or Affiliates then conducts business or is actively planning to conduct business, including, without limitation, partnerships, joint ventures or similar arrangements with physician practices to contract with Medicare Advantage health insurers under global risk contracts (but, for the avoidance of doubt, not owning or operating Medicare Advantage health plans or physician practices themselves).

Section 4    Nonsolicitation. The Employee hereby covenants and agrees that, during the Employee’s employment with the Company and, to the extent permitted by applicable law, for the two-year period following the date on which the Employee’s employment with the Company terminates for any reason, the Employee shall not, directly or indirectly, as an employee, agent, consultant, partner, joint venture, owner, officer, director, member of any other firm, partnership, corporation or other entity or in any other capacity, on the Employee’s own behalf or on behalf of another:

(a)    solicit, induce or encourage any then-current employee of the Company, any Subsidiary or any of the Company’s Affiliates to leave their employment with the Company, the Subsidiaries or any of the Company’s Affiliates or hire or knowingly take any action to assist or aid any other person, corporation, firm, partnership or other entity in identifying or hiring any such employee or former employee whose employment terminated within the prior one-year period; and

(b)    (i) induce (or attempt to induce) a breach or disruption of the contractual relationship between the Company, any Subsidiary or any of the Company’s Affiliates and any physician practice, physician, health plan or payor that is then-currently or was in the prior one-year period under contract with the Company or any of its Subsidiaries or Affiliates or (ii) use Confidential Information or the trade secrets of the Company or any of its Subsidiaries or Affiliates to solicit, induce or encourage any of the foregoing physician practices, physicians, health plans or payors to end its, his or her relationship with the Company or any of its Subsidiaries or Affiliates, as applicable.

Section 5    Intellectual Property.

5.1    The Employee shall at all times during the Employee’s employment with the Company and thereafter (i) fully and promptly disclose to the appropriate Company personnel any Developments (as defined below) that the Employee becomes aware of or involved in, (ii) make himself or herself generally and reasonably available to Company representatives to discuss such Developments; and (iii) hold all Developments for the sole use and benefit of the Company.

5.2    As used herein, “Developments” shall mean any and all work product, and the intellectual property rights therein, made, conceived, created, discovered, authored, invented, developed or reduced to practice (collectively, “Created”) by the Employee during and within the scope of the Employee’s employment with the Company (including actual and/or anticipated business, developments, inventions or research), whether Created by the Employee alone or working with others, whether or not such items are patentable, registrable, or protected as Confidential Information or trade secrets, whether or not made or conceived during normal working hours or on the Company’s premises, or protected as Confidential Information or trade secrets, including but not limited to inventions, ideas, improvements, modifications, discoveries, know-how, creations, designs, technologies, techniques, devices, formulae, software, models, trademarks, patents, service marks, copyrights, copyrightable material, works of authorship, trade secrets, methods, processes, developments, derivatives, mask works, works made for hire, rights of priority, reissue of letters patent, renewals, registrations and extensions that are at any time granted with respect to any one or more of the foregoing intellectual property items. For the avoidance of doubt, “Developments” do not include any intellectual property Created by the Employee prior to the commencement of his or her employment with the Company (unless otherwise agreed with the Company or its Affiliates).

5.3    Notice required by the State of California and any other state requiring such notice: The Employee understands that the Employee’s obligation to assign inventions to the Company under this Section 5 shall not apply to any inventions for which no equipment, supplies, facilities, or trade secret information of the Company or its Affiliates was used and that was developed entirely on the Employee’s own time, unless (i) the invention relates directly to the business of the Company, or to the Company’s actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by the Employee for the Company.

5.4    The Employee acknowledges and agrees that any copyrightable works included in the Developments are “works-made-for- hire” under the U.S. Copyright Act of 1976 (as amended) and the copyright laws of other relevant jurisdictions and that the Company will be considered the author and owner of such copyrightable works. The Employee hereby irrevocably assigns, transfers, conveys, and delivers to the Company all of the Employee’s right, title and interest in and to the Developments. The Employee understands and acknowledges that the Developments include, and the assignment in this Section 5 constitutes a present conveyance to the Company of ownership of, property and rights in existence as of or prior to the date of this Agreement, those currently being Created, as well as those which have not yet been Created.

5.5    The Employee hereby irrevocably assigns, transfers, conveys, and delivers to the Company, and waives and agrees never to assert, any and all Moral Rights (defined below) that the Employee may have in or with respect to any Developments, even after termination of Employee’s employment with the Company. As used herein, “Moral Rights” mean any rights to claim authorship of any Development, to object to or prevent any modification of any Development, to withdraw from circulation or control the publication or distribution of any Development, and any similar right existing under any law anywhere in the world.

5.6    The Employee agrees at all times during the Employee’s employment with the Company and thereafter to sign and deliver any and all further documents necessary or desirable to effectuate or evidence the assignments and waivers set forth in this Section 5 and to maintain, perfect, and enforce patent, copyright, trade secret and other legal protection for the Developments.

5.7    The Employee shall not use any of the Developments or any Residual Knowledge (defined below) related to the Developments for any purpose unrelated to the Employee’s duties at the Company during and after termination of Employee’s employment with the Company. As used herein, “Residual Knowledge” means any information or idea known to and remembered by Employee without the use of or reliance on any materials or other tangible objects containing such information or idea.

5.8    If, in the course of providing services to the Company, the Employee exploits or incorporates into any Developments any work product, or intellectual property rights therein, owned by the Employee or in which the Employee has an interest (“Employee IP”), the Employee hereby grants to the Company a nonexclusive, royalty-free, perpetual, irrevocable, worldwide right and license to make, have made, copy, modify, use, distribute, sell or otherwise exploit such Employee IP in the conduct of the Company’s and its Affiliates’ business.

Section 6    Nondisparagement. While employed by the Company and thereafter, the Employee shall not, whether in writing or orally, disparage the Company, any Subsidiary, their respective Affiliates or their respective predecessors and successors, or any of the current or former directors, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing, with respect to any of their respective past or present activities; or otherwise publish (whether in writing or orally) statements that tend to portray any of the aforementioned parties in an unfavorable light; provided that nothing herein shall or shall be deemed to prevent or impair the Employee from testifying truthfully in any legal or administrative proceeding if such testimony is compelled or requested (or otherwise complying with legal requirements).

Section 7    Remedies. The Company and the Employee agree that the provisions of this Exhibit A do not impose an undue hardship on the Employee and are not injurious to the public; that these provisions are necessary to protect the business of the Company, the Subsidiaries and the Company’s Affiliates; that the nature of the Employee’s responsibilities with the Company provide and/or will provide the Employee with access to confidential or proprietary information or trade secrets that are valuable and confidential to the Company, the Subsidiaries and the Company’s Affiliates; that the Company would not grant Options to the Employee if the Employee did not agree to the provisions of this Exhibit A; that the provisions of this Exhibit A are reasonable in terms of length of time, geography and scope; and that adequate consideration supports the provisions of this Exhibit A. In the event that a court determines that any provision of this Exhibit A is unreasonably broad, extensive or prohibited, the Employee agrees that such court should narrow such provision to the extent necessary to make it reasonable and permitted and enforce the provisions as narrowed. The Company reserves all rights to seek any and all remedies and damages permitted under law, including, but not limited to, any remedies provided for pursuant to the provisions of the Plan and related Award Agreements and any other injunctive relief, equitable relief and compensatory damages for any breach of the Employee’s obligations under this Exhibit A.

Section 8    Miscellaneous. The Employee’s obligations under this Exhibit A shall be cumulative of any similar obligations the Employee has under any other agreement with the Company, any Subsidiary or any of their respective Affiliates.

18